SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020 (April 8, 2020)

PALAYAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55348	83-4575865
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9300 Conroy Windermere Rd. #3250
Windermere, FL 34786
(407) 536-9422
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Amendment to Articles of Incorporation

On June 1, 2020, Palayan Resources, Inc., (the “Company”) amended its Articles of Incorporation by filing an Amendment to its Articles of Incorporation to increase the total number of authorized shares to (i) increase the number of authorized shares of common stock, par value $0.001 (“Common Stock”) from 75,000,000 to 500,000,000, and (ii) authorize the issuance of up to 100,000,000 shares of blank check preferred stock. The Amended Articles of Incorporation authorize the Company’s board of directors to designate from time to time one or more classes or one or more series of preferred stock within any class, and to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each such series of preferred stock, without requiring a vote of the shareholders.

A copy of the Amendment to the Articles of Incorporation was filed with the SEC on Schedule 14C on April 8, 2020 as an Exhibit and is incorporated herein by this reference.

Designation of Preferred Stock

Additionally, on June 1, 2020, the Company filed, pursuant to the Company’s Articles of Incorporation, as amended, Certificates of Designation (the “Certificates”) with the Nevada Secretary of State that has the effect of designating: (i) 5,000,000 par value $0.001 shares of preferred stock as Class A Preferred Stock; (ii) 5,000,000 par value $0.001 shares of preferred stock as Class B Convertible Preferred Stock; and, (iii) 5,000,000 shares of preferred stock as Class C Preferred Stock. The following descriptions set forth brief summaries of the rights, preferences, and privileges of each class of preferred stock, the following descriptions are qualified in their entirety by the full text of each Certificate of Designation, which are attached hereto.

Our board of directors and the holders of a majority of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation (the “Amendment”) to (i) increase the number of authorized shares of Common Stock from 75,000,000 to 500,000,000, and (ii) authorize the issuance of up to 100,000,000 shares of blank check preferred stock.

On June 1, 2020, Palayan Resources, Inc., (the “Company”) filed, pursuant to the Company’s Articles of Incorporation, as amended, Certificates of Designation (the “Certificates”) with the Nevada Secretary of State that has the effect of designating: (i) 5,000,000 par value $0.001 shares of preferred stock as Class A Preferred Stock; (ii) 5,000,000 par value $0.001 shares of preferred stock as Class B Convertible Preferred Stock; and, (iii) 5,000,000 shares of preferred stock as Class C Preferred Stock. The following descriptions set forth brief summaries of the rights, preferences, and privileges of each class of preferred stock, the following descriptions are qualified in their entirety by the full text of each Certificate of Designation, which are attached hereto.

Class A Preferred Stock

Each share of Class A Preferred Stock ranks senior to all Common Stock and any other class of securities that is specifically designated as junior to the Class A Preferred Stock. Each Share of Class A Preferred Stock shall be convertible at any time by the holder thereof into 15 shares of Common Stock and each Share of Class A Preferred Stock shall have the right to vote on any matter to be submitted for a vote to shareholders of the Company at 100 to 1.

Class B Convertible Preferred Stock

Each share of the Class B Preferred Stock ranks senior to all Common Stock and junior to Class A Preferred Stock. Each share of Class B Preferred Stock shall be convertible at any time by the holder thereof into 10 shares of Common Stock and each share of Class B Preferred Stock shall have the right to vote on any matter to be submitted for a vote to shareholders of the Company at 1 to 1.

Class C Preferred Stock

Each share of the Class C Preferred Stock shall rank senior to all Common Stock and junior to any other class of Preferred Stock. Each Share of Class C Preferred Stock shall be convertible at any time by the holder thereof into 30 share of Common Stock and the Class C Preferred Stock shall have no voting rights.

The Certificates of Designation for each class of Preferred Stock was approved by the majority of the Company’s shareholders and by the Company’s board of directors on June 1, 2020.

The foregoing description of the Certificates of Designation is qualified in its entirety by reference to each Certificate of Designation, which are filed hereto and incorporated herein by reference as Exhibit 3.2, 3.3 and 3.4, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
3.1	Amendment to the Articles of Incorporation as filed with the SEC on Schedule 14C on April 8, 2020 as an Exhibit thereto.
3.2	Certificate of designation of rights, preferences and privileges of Class A Preferred Stock. (1)
3.3	Certificate of designation of rights, preferences and privileges of Class B Preferred Stock. (1)
3.4	Certificate of designation of rights, preferences and privileges of Class C Preferred Stock. (1)

(1)Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palayan Resources, Inc.

Dated: June 1, 2020		/s/James Jenkins
	By:	James Jenkins
	Its:	Chief Executive Officer